Exhibit 10.8

Your Name: «First» «Last»
Total No. of Shares Covered by the Option: «Stock_Options»

PRGX NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

PRGX GLOBAL, INC. (“PRGX”) is pleased to grant to the person signing below (“you” or “Participant”) the Non-Qualified Stock Option described below under the PRGX Global, Inc. 2017 Equity Incentive Compensation Plan (the “Plan”). For tax law purposes, this Option shall be treated as a Non-Qualified Stock Option. This Option is not intended to be and shall not be treated as an Incentive Stock Option for tax law purposes.

Grant Date:	, 2018
Exercise Price per Share:	$
Option Expiration Date:	, 2025
Number of Shares of Common Stock:	«Stock_Options»

Vesting: Subject to the Plan and this Agreement, one-hundred percent (100%) of the shares of Common Stock subject to this Option may be purchased on or after the later of (i) the one (1) year anniversary of the Grant Date or (ii) the date of, and immediately prior to, the 2019 annual meeting of PRGX’s shareholders, provided you have been continuously serving as a member of the Board from the Grant Date until the earlier of such times.

The Additional Terms and Conditions and the Plan described below are incorporated in this Agreement by reference and contain important information about your Option. Copies of all the documents referenced below are being provided to you in connection with this Agreement.

Additional Terms and Conditions describes how to exercise your Option, what happens if you cease to serve as a director of PRGX before you exercise your Option and where to send notices;

The Plan contains the detailed terms that govern your Option. If anything in this Agreement or the other referenced documents is inconsistent with the Plan, the terms of the Plan, as amended from time to time, will control. All terms used herein that are not defined herein but that are defined in the Plan have the same meaning given them in the Plan;

Plan Prospectus; and 2017 PRGX Annual Report on Form 10-K for the Year Ended December 31, 2017.

Please sign in the space provided below to show that you accept the Option on these terms, keep a copy of this Agreement for your records, and return the signed Agreement to PRGX Legal.

Participant:	PRGX GLOBAL, INC.

By:
«First» «Last»	Name: Victor A. Allums
Your Residence Address:	Its: Senior Vice President, General Counsel & Secretary
«Address_1»
«Address_2»
«Address_3»
«City», «State» «Zip_Code»

ADDITIONAL TERMS AND CONDITIONS OF YOUR OPTION

HOW TO EXERCISE YOUR OPTION

•	The Plan is administered on behalf of the Committee by the Plan administrator. The Plan administrator is responsible for assisting you in the exercise of your Option and maintaining the records of the Plan. If you have questions about your Option, how you go about exercising the vested portion of your Option or how the Plan works, please contact the Plan administrator at Plan.Administrator@prgx.com or (770) 779-3309.

•	The exercise date of your Option is the date of delivery to the Plan administrator of your notice of exercise. The notice must be accompanied by payment of the Option price in full. You may pay the Option price (i) in cash, (ii) by certified or bank cashier’s check, or (iii) by such other medium of payment as the Plan administrator in his sole discretion may permit.

•	Notwithstanding the foregoing, if (i) your Option is about to expire or terminate, (ii) you are prohibited at that time from selling Shares as the result of restrictions on trading in securities of PRGX, (iii) on the expiration or termination date the Fair Market Value of a Share exceeds the Exercise Price per Share and (iv) your Option is otherwise vested and exercisable, you may exercise the Option immediately prior to its expiration or termination to the extent outstanding and exercisable on such date, and the exercise of the Option will result in the issuance to you of that number of whole Shares that have a Fair Market Value that most nearly equals, but does not exceed, the excess of the Fair Market Value of a Share over the Exercise Price per Share multiplied by the number of Shares subject to the exercised portion of the Option. You will forfeit any remaining fractional Share that is not issued upon such exercise unless you pay any additional Exercise Price that may be required to purchase the remaining fractional Share.

•	Except as provided herein and in the Plan, this Option is non-transferable. This Option may be transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, notwithstanding the foregoing, during the Participant’s lifetime, may be transferred by the Participant to any of the Participant’s Permitted Transferees. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Plan administrator expressly approves the transfer. Any transferee to whom this Option is transferred shall be bound by the same terms and conditions, including with respect to vesting, that govern the Option in the hands of the Participant; provided, however, that the transferee may not transfer this Option except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. No right or interest of the Participant or any transferee in this Option shall be subject to any lien, obligation or liability of the Participant or any transferee.

EFFECT OF TERMINATION OF BOARD SERVICE AND CHANGE IN CONTROL.

•	Termination of Board Service Before a Change in Control. Except as set forth below regarding a “Change in Control,” if your Board service terminates for any reason, you (or your estate) can exercise any portion of your vested Option at any time until the earlier of (a) three (3) years after the date of termination of your Board service or (b) the Option Expiration Date. After such earlier date, the unexercised portion of your Option shall terminate. Any unvested portion of your Option will terminate immediately following the termination of your Board service for any reason.

•	Change in Control. Upon the occurrence of a Change in Control, as such term is defined in the Plan, before the termination of your Board service, one-hundred percent (100%) of the shares of Common Stock subject to this Option may be purchased if you have continuously served as a member of the Board from the Grant Date until the time of the Change in Control. Then, you (or your estate) can exercise any portion of your vested Options until the Option Expiration Date, regardless of any subsequent termination of your Board service for any reason.

NOTICES. All notices pursuant to this Agreement will be in writing and either (i) delivered by hand, (ii) mailed by United States certified mail, return receipt requested, postage prepaid, or (iii) sent by an internationally recognized courier which maintains evidence of delivery and receipt. All notices or other communications will be directed to the following addresses (or to such other addresses as either of us may designate by notice to the other):

To PRGX:	PRGX Global, Inc.
600 Galleria Parkway, Suite 100
Atlanta, GA 30339
Attention: Senior Vice President, General Counsel & Secretary

To you:	The address set forth on page 1

MISCELLANEOUS.

•	The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Failure by you or PRGX at any time or times to require performance by the other of any provisions in this Agreement will not affect the right to enforce those provisions. Any waiver by you or PRGX of any condition or the breach of any term or provision in this Agreement, whether by conduct or otherwise, in any one or more instances, shall apply only to that instance and will not be deemed to waive conditions or breaches in the future. If any court of competent jurisdiction holds that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will continue in full force and effect, and this Agreement shall be deemed to be amended automatically to exclude the offending provision. This Agreement may be executed in multiple copies and each executed copy shall be an original of this Agreement. This Agreement shall be subject to and governed by the laws of the State of Georgia. No change or modification of this Agreement shall be valid unless it is in writing and signed by the party against which enforcement is sought. This Agreement shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, executors and legal representatives of the parties hereto. The headings of each Section of this Agreement are for convenience only. This Agreement contains the entire agreement of the parties hereto and no representation, inducement, promise, or agreement or otherwise between the parties not embodied herein shall be of any force or effect, and no party will be liable or bound in any manner for any warranty, representation, or covenant except as specifically set forth herein.